QuickLinks -- Click here to rapidly navigate through this document

[***] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.58

[Translation]

Loan Agreement

    Contract Number: 2001 ChaoLiuZi No.005

Lender:	China Merchants Bank, Beijing Branch, Chao Yang Men Subranch
Legal Representative:	Xiu Xiangqun	Position: President
Address:	No.6 ChaoYangMen Bei Da Jie, Dongcheng district, Beijing
Telephone:	85282361
Borrower:	UTStarcom (China) Co., Ltd.
Address:	Fll No.6 ChaoYangMen Bei Da Jie, Beijing Beijing
Legal Representative:	Hong Lu	Position: Chairman
Telephone:	65542030

    WHEREAS: Party A desires to borrow working capital loan from the Lender for business operation. In accordance with the related laws and stipulations, in consideration of the mutual promise and to clarify the rights and obligations of each party, both parties agree to enter into this agreement and execute under this agreement.

  1.
  Variety: Short term Revolving Fund.

  2.
  Loan Amount: Reiminbi 50 million.

  3.
  Purpose: The loan is used in working Capital Turnover and can not be appropriated for other purpose without the written approval of the Lender.

  4.
  Loan Term: The duration of the loan under this agreement is twelve months which from March 14, 2001 to March 14, 2002.

  5.
  Interest rate and calculation of Interest:

      5.1  Interest rate: [***]

    During the loan term, the interest rate will be adjusted in accordance with the provisions of the People's Bank in the event the People's Bank adjust the loan interest rate.

      5.2  Calculation of Interest:

    Interest shall accrue from draw-down date and be calculated [***]. The due date is [***] of very month ("due date").

      5.3  Payment of interest:

    The Borrower shall pay off [***] interest on the due date. The Lender have the right to deduct the interest from the Borrower's bank account in the Lender. The Lender could collect compound interest in the event the Borrower fails to pay the interest on time.

  6.
  Repayment of Loan:

      6.1  The Borrower shall repay the principal and the interests pursuant to the provisions of this contract.

      6.2  The Borrower could advance the repayment with the approval from the Lender.

  7.
  Guarantee

      7.1  The principal, interest and other related expenses are guaranteed by UTStarcom (Hangzhou) Telecommunication Co., Ltd. and issues an irrevocable guaranty to the Lender.

  8.
  Rights of the Borrower

      8.1  Draws and use the loan;

      8.2  Declines other terms except this contract;

      8.3  Assigns the debt to any third party upon the approval of the Lender.

  9.
  Obligations of the Borrower

      9.1  Provides true information upon the request by the Lender including all bank accounts, accounts number and balance of the accounts, assists the Lender to inspect review and check.

      9.2  Accepts the supervision of the Lender regarding the use of loan and the status of manufacturing and finance.

      9.3  Uses the loan pursuant to the provision of this contract.

      9.4  Repay the due principal and interests on time.

      9.5  Assigns the all or partial debts under this agreements to any third party upon the written approval of the Lender.

      9.6  Advance notice to the Lender when the Borrower involves in contract, leasing, joint operation, consolidate (merger), liquidation, reorganization, joint venture or cooperate with foreign company, equity sales, share reformation and change of business operation manner including but no limited to contract, lease, joint venture, acquisition, liquidation, present and conversion into share company; The Borrower shall cooperate with the Lender to make efforts to make the Lender collect the principal and interests on time.

  10.
  Rights of the Lender.

      10.1  Requests the Borrower to repay the principal and interests on due date according to the stipulations of this agreement;

      10.2  Requests the Borrower to provide the information related with the loan;

      10.3  Knows the Borrower's manufacturing and financial status;

      10.4  Supervises the use of the loan in accordance with the term of this agreement;

      10.5  Deducts the outstanding principal and interest from the Borrowers bank account;

      10.6  In the event the Borrower fail to perform the payment obligation under this agreement, the Lender have right to request the Borrower to recall the loan ahead of time, cease in extending the loan;

      10.7  When the Borrower involves in contract, leasing, joint operation, consolidate (merger), liquidation, reorganization, joint venture or cooperate with foreign company, equity transference, share reformation, the Lender shall have right to request the Borrower clear of principal and the loan interest ahead of time, assign this loan to assignee confirmed by the Lender or provide acceptable guaranty to the Borrower.

  11.
  Responsibility of the Lender

      11.1  Extends the loan in accordance with the stipulations of this agreement;

      11.2  Holds the Borrower's debts, financial, operational information in confidential except special provisions in Law.

  12.
  Warranty of the Borrower

      12.1  The Borrower is a company duly organized and validly existing under the law of the People's Republic of China and has power and authority to sign and perform this Contract;

      12.2  Signature and performance this contract is full authorized by the board or other authorization;

      12.3  The documents, information and files provided by the Borrower is true, correct, complete and effective without any material mistakes and missing.

      12.4  The Borrower respects the Lender's operational policy which deposit and lending, credit and settlement is equal important. The Borrower warrants that its unused funds will deposit in the Bank account in Lender and entrust the Lender handle the Borrower's foreign currency settlement.

  13.
  Extension of the Loan

    In case the Borrower could not to repay the loan under this contract and need to extend the loan, the Borrower shall apply to Party B for the extension of the loan within [***] prior to maturity of the loan. The parties sign an extension loan agreement in written upon the approval of the Lender after the inspection made by the Lender. If the Lender disagrees to the extension of the loan, the Borrower shall repay the principal and the interest in accordance with the stipulations set forth in this contract.

  14.
  Expenses

    The Borrower shall reimburse the Lender for [***] expenses in connection with [***]. The Lender is empowered to deduct the [***] expense [***]. In the event that the money is not sufficient in the Borrower's account, the Borrower shall clear the balance upon the notice from the Lender [***]

  15.
  Liabilities of Breach contract

      15.1  In the event the Borrower fails to perform the obligations set forth in section 9.1 or 9.2 in this agreement, if it is material or the Borrower does not cure it timely, the Lender shall have right to cease in extending the loan and recall partial or total loan ahead of time.

      15.2  The Borrower fails to perform the obligation set forth in section 9.3, the Lender shall have right to collect an interest at the rate of [***] for the amount misappropriated; If the matter is serious, the Lender shall have right to cease in extending the loan and recall partial or total loan ahead of time.

      15.3  If the Borrower fails to perform the obligation set forth in section 9.4, the Lender is entitled to collect an interest at the rate of [***] for the default amount.

      15.4  If the Borrower fails to perform the obligation set forth in section 9.5 and 9.6, the Lender fails to collect the repayment, the Lender shall have right to cease in extending the loan, recall the loan ahead of time. The Borrower shall compensate the Lender partial or all damage incurring from above default.

  16.
  Amendments And Termination of Contract

    This contract could be amended and terminated upon the written agreements conclude by the parties. The contract shall be effective before the written amendment is made. The contract could not be changed, amended and terminated by one part without approval of the other part.

  17.
  Miscellaneous

      17.1  During the term of this contract, any tolerance, extension for the Borrows breach of contract and delay for excise any rights and benefit could not impair, affect and limit the Lender to excise its rights in accordance with this contract and related laws and regulation. It should not be construed that the Lender permit or recognize the Borrower's behaviors and waive current or future rights to take action to defend the Borrower.

      17.2  In the event this contract or partial provisions contained in this Contract should be invalid, the Borrower shall perform the repayment responsibility. In the event aforesaid, the Lender shall have right to terminate this contract and immediately request the Borrower to repay the loan, interest and other expenses.

      17.3  The notice and other communications required to be given by any party shall be in written. Telex and Telegram shall be deemed effectively given on the moment of transmission. Letter shall be deemed effectively given on the receipt of the post office.

      17.4  The evidence of debt, the amendment, modification of the contract shall be made in written. Such documents shall be regard as the appendices of this contract and integral part of this Agreement.

  18.
  Governing Law and Dispute resolution

      18.1  The conclude, interpretation and dispute resolution shall be subject to the Laws of the People's Republic of China. The rights of the parities shall be safeguarded by the Laws of the People's Republic of China.

      18.2  The disputes arising from execution of this contract shall be settled through friendly consultation by the parties. In case no settlement can be reached, the disputes shall be submitted to the People's Court of Beijing for judgment.

      18.3  After this contract is empower compulsory execution with legal effectiveness by notarization, the Lender may apply to the People's court with jurisdiction to execution the contract.

  19.
  Miscellaneous Provisions

      19.1  This contract become effective after signed by the authorized representatives of both parties and go through the guaranty formality under Article 7 of this contract until the loan and the interests and other related expenses be cleared up.

      19.2  This contract is executed in three original and be equally authentic. Each of the Borrower, the Lender and the Guarantor shall hold one copy.

Lender: China Merchants Bank, Beijing Branch, Chao Yang Men Subranch

(signature)
Borrower: UTStarcom (China) Co., Ltd.

(signature)

March 14, 2001

Translation Verification

    The foregoing represents a fair and accurate English translation of the original Chinese document.

Dated: May 11, 2001

By:	/s/ SHAO-NING J. CHOU
Name:	Shao-Ning J. Chou
Title:	Executive Vice President and Chief Operating Officer, China Operations

QuickLinks

  Exhibit 10.58
[Translation]
Loan Agreement
Translation Verification